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                                                                    Exhibit 32.2


In connection with the Quarterly Report of Daleco Resources Corporation (the "Company") on Form 10-QSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on February 17, 2004 and as amended February 24, 2004 (the "Report"), I, Dov Amir, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (3) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                  /s/ Dov Amir
                                         ---------------------------------------
                                         Dov Amir
                                         Chief Executive Officer
                                         November 22, 2004